UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 15, 2013

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.03 Bankruptcy or Receivership

On April 15, 2013, the Superior Court of Justice in the Province of Ontario issued an order in the Application under Section 243(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, cB-3, as amended and Section 101 of the Courts of Justice Act, R.S.O. 1990, C.C.43, as amended, appointing Duff & Phelps Canada Restructuring Inc. as receiver and receiver and manager (in such capacities, the “Receiver”) without security of all of the assets, undertakings and properties of CPI Corp., an unlimited liability company organized under the laws of Nova Scotia, CPI Portrait Studios of Canada Corp., an unlimited liability company organized under the laws of Nova Scotia, and CPI Canadian Images, an Ontario partnership (collectively, the "Debtors"), acquired for, or used in relation to a business carried on by the Debtors, including all proceeds thereof. The Court File No. is 13-10069-00CL. A copy of the order is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Receiver assumed possession and control over the assets and operations of the Debtors in Canada on April 15, 2013.

Each of the Debtors is an indirect subsidiary of CPI Corp., a Delaware corporation.

Item 9.01 Financial Statements and Exhibits

99.1 Order appointing Duff & Phelps Canada Restructuring Inc. as receiver and receiver and manager for CPI Corp., an unlimited liability company organized under the laws of Nova Scotia, CPI Portrait Studios of Canada Corp., an unlimited liability company organized under the laws of Nova Scotia, and CPI Canadian Images, an Ontario partnership.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

April 16, 2013
	By:	/s/ Dale Heins
Name: Dale Heins Title: Executive Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial Officer)

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